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                                                                      EXHIBIT 21


                              TransMontaigne Inc.

                             List of Subsidiaries

                                                            State/Country of      Ownership of
                      Name of Subsidiary                      Organization         Subsidiary       Trade Name
-------------------------------------------------------------------------------------------------------------------------------
Bear Paw Energy Inc.                                            Colorado              100%          None
Bear Paw Processing Company (Canada) Ltd.                       Canada                100%          None
GOIN  Inc.                                                      Colorado              100%          None
K123 Corporation                                                Colorado              100%          None
Republic Natural Gas Company                                    Kansas                100%          None
TransMontaigne Canada Ltd.                                      Canada                100%          None
TransMontaigne Holding Inc.                                     Arkansas               65%          None
TransMontaigne Pipeline Inc.                                    Arkansas              100%          None
TransMontaigne Product Services Inc.                            Delaware              100%          None
TransMontaigne Product Services Midwest Inc.                    Arkansas              100%          None
TransMontaigne Terminaling Inc.                                 Arkansas              100%          Razorback Terminaling Co.
TransMontaigne Transportation Services Inc.                     Arkansas              100%          None